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     We hereby consent to the references to our firm in the sections of the
Prospectus entitled "Certain United States Federal Income Tax Consequences" and "Legal Matters" included in the Registration Statement on Form S-3.

                                    /s/ Foster Pepper & Shefelman PLLC

Seattle, Washington
May 19, 1997